Exhibit 99.1

May 2, 2001 Denver, Co. / Businesswire / NxGen Networks, Inc., (OTC.BB: NXNW), a global telecommunications provider, announced today that it has signed a letter of agreement with Seedling Technologies Corp., (OTC.BB: SEED), to acquire SouthernPlanet, a wholly owned subsidiary of Seedling. The merger brings together the strengths of both companies,allowing them to better serve their respective customers by blending the Internet and IT strengths of SouthernPlanet with the IP transport capability and technical infrastructure of NxGen.

Through the acquisition, which is expected to close by June 15, Seedling will exchange its ownership of Southernplanet with NxGen and will retain 53% of the surviving company.

Douglas B. Spink, Chairman and CEO of Seedling Technologies Corp. commented that "this transaction builds on the value Seedling has helped to create at Southernplanet. We are proud of our Southernplanet team and what they've been able to build in Latin America - they have perservered through trying times to reach this milestone. I have tremendous confidence in Mark Sampson's skills as an operator and -- entrepreneur, and we at Seedling look forward to working with the NxGen team to build their company into an international telecom powerhouse. Southernplanet and NxGen share so many overlapping customer segments and technical skills; it is really a terrific combination."

Mark Sampson, Chairman and CEO of NxGen Networks Inc., said, "We are very excited about our acquisition of Seedling's Southernplanet operations. Working with Doug and the Seedling team reinforces what can be done when companies put their heads together with a focus on creating value for our customers and shareholders. Southerplanet brings a skill set and customer base that compliments NxGen tremendously. Together, we will provide a more comprehensive and robust suite of services for our customers."

Southernplanet will continue to provide one-stop connectivity and network integration services to its clients in Santiago, Chile while expanding into other markets in Latin America. These services will be overlayed with NxGen's core service offering of cost-effective, toll quality voice, using IP over a fully managed ATM network. The respective management teams of the two companies will combine to manage the growth of the new company, and no layoffs are expected as part of the transaction.

About Seedling

Founded in 1998, Seedling specializes in identifying and supporting innovative, technology enabled companies. Seedling's management then takes a proactive role in supporting profitable growth, working together with the management of its portfolio companies to provide access to key services and relationships. Additionally, Seedling acts as a catalyst to revive the operations of troubled public technology companies.

Revenue is derived from transactional fees, ongoing consultative work, and sale proceeds from previous direct investments. Seedling's principals have hands-on experience helping more than 20 successful technology companies from founding through sale or other exit opportunities. For additional information about Seedling, visit the company's Web site at www.seedling.net.

About NxGen Networks

NxGen Networks, Inc. (OTC.BB: NXNW), is a global telecommunications company, which integrates the latest in next generation voice and data switching technologies onto a single high speed IP/ATM network. The network provides advanced voice and data services impossible to recreate with traditional circuit switching technology for Fortune 5000 Companies, Enhanced Service Resellers, Long Distance Carriers, Competitive Local Exchange Carriers (CLECs), Applications Services Providers (ASPs) and large Internet Service Providers
(ISPs). For additional information about NxGen Networks, visit the company's Web site at www.nxgen-net.com.

This press release includes forward-looking statements. Investors are cautioned that all forward-looking statements contain risks and uncertainties. Certain factors, many of which are beyond the control of each Company, could cause actual results to differ materially from those contemplated by forward-looking statements. There can be no assurance that actual results, events or developments will occur or be realized as contemplated by such forward looking statements.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risk and uncertainties, including but not limited to economic, competitive, governmental, political and technological factors affecting the company's revenues, operations, markets, products and prices and other factors discussed in the company's various filings with the Securities and Exchange Commission.

CONTACT:

Paul Peterson, President
Seedling Technologies Corp.
800-893-8894

Bill Neale, CMO
NxGen Networks, Inc.
bneale@nxgen-net.com
604-230-8996

                                       2